Exhibit 99.1

McJunkin Red Man Holding Corporation	Investor Contact: Will James Vice President — Corporate Development and Investor Relations will.james@mrcpvf.com P: 832-308-2847
Announcement
McJunkin Red Man Holding Corporation Announces
Third Quarter 2011 Financial Results
Houston, TX — November 10, 2011: McJunkin Red Man Holding Corporation (MRC or the Company), the largest global distributor of pipe, valves and fittings (PVF) and related products and services to the energy and industrial sectors based on sales, today announced its third quarter 2011 financial results.
For the third quarter of 2011, the Company generated sales of $1.37 billion, up 33% from sales of $1.03 billion in the third quarter of 2010 and up 17% from sales of $1.17 billion in the second quarter of 2011. For the first nine months of 2011, sales increased 25% to $3.53 billion from $2.81 billion during the first nine months of 2010. These increases were primarily due to the continued strengthening in MRC’s upstream and midstream sectors, which have been driven by improved activity levels in the oil and natural gas shale regions.
Gross margin was $201 million (14.7% of sales) in the third quarter of 2011, compared with $137 million (13.3% of sales) in the third quarter of 2010, and $173 million (14.8% of sales) in the second quarter of 2011. Gross margin for the first nine months of 2011 was $521 million (14.8% of sales) compared to $384 million (13.7% of sales) for the same period in 2010.
Commenting on the Company’s results, Andrew R. Lane, Chairman, President and Chief Executive Officer, stated, “Demand for our products and services remained very strong in the third quarter, as evidenced by our $1.37 billion in sales and our 33% year-on-year growth. Our year-on-year profitability continues to improve as we focus on margin improvement. During the quarter, we strengthened our valve automation capabilities in the United States with the acquisition of Valve Systems & Controls.”
For the third quarter of 2011, selling, general and administrative expenses (SG&A) increased $19 million (16%) compared to the same quarter in 2010. Compared to the second quarter of 2011, SG&A expenses increased $11 million (9%). For the first nine months of 2011, SG&A expenses increased $41 million (12%) over the comparable period in 2010. These increases are attributable primarily to an increase in variable personnel expenses, mid-2010 acquisitions’ expenses being included for all of 2011, and the June 2011 acquisition of MRC SPF.
The Company generated operating income of $66 million in the third quarter of 2011, as compared to $21 million for the third quarter of 2010 and $49 million in the second quarter of 2011. For the first nine months of 2011, the Company generated operating income of $145 million, compared to operating income of $48 million for the same period in 2010, an increase of $96 million.

The Company’s net income for the third quarter of 2011 was $21.9 million, compared to a net loss of $10.5 million for the third quarter of 2010 and net income of $4.7 million in the second quarter of 2011. For the first nine months of 2011 the Company’s net income was $25.4 million, compared to a net loss of $38.3 million for the same period in 2010.
Adjusted EBITDA was $110 million for the third quarter of 2011, compared to $64 million for the same period in 2010 and $91 million for the second quarter of 2011. See the table attached hereto for a reconciliation of Adjusted EBITDA to net income and net loss. Adjusted EBITDA was $260 million for the first nine months of 2011, compared to $169 million for the same period in 2010. The increase in Adjusted EBITDA was due primarily to an increase in sales volume and gross margin, offset partially by our increased operating expenses.
The Company’s net working capital at September 30, 2011 was $1.04 billion, compared to $843 million at December 31, 2010. The current year increase is the result of improving business conditions requiring greater working capital. These working capital additions are seen in the cash used by operations for the first nine months of 2011 which was $94.9 million.
Mr. Lane continued, “I’m very pleased with the overall financial results and significant improvement over comparable 2010 results. We are executing well against our financial improvement plans. We expect activity to remain strong in the fourth quarter. In addition, we completed the exchange offer process for our 9.50% senior secured notes during the quarter. Most recently, we announced several key executive management changes with the addition of Dan Churay as General Counsel, Jim Underhill as COO- North America and Jim Braun as CFO. The additions of Dan Churay and Jim Braun to MRC add considerable global public company, corporate experience to our executive team and the move of our previous CFO, Jim Underhill, to COO —North America allows him to focus his over 30 years of MRC distribution expertise to further improving our North America operations performance.”

www.mrcpvf.com

Houston Corporate Headquarters	Charleston Corporate Office	Tulsa Corporate Office
2 Houston Center	835 Hillcrest Drive	8023 E. 63rd Place
909 Fannin, Suite 3100	Charleston, WV 25311	Tulsa, OK 74133
Houston, TX 77010	P: 800.624.8603	P: 800.666.3776
P: 877-294-7574

About McJunkin Red Man Holding Corporation
Headquartered in Houston, Texas, “MRC” is the largest global distributor of pipe, valves and fittings (PVF) and related products and services to the energy and industrial sectors, based on sales, and supplies these products and services across each of the upstream, midstream and downstream markets.
Safe Harbor Statement
This announcement contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act, as amended, including, for example, statements about the Company’s business strategy, its industry, its future profitability, growth in the Company’s various markets, activity remaining strong in the fourth quarter of 2011, and the Company’s expectations, beliefs, plans, strategies, objectives, prospects and assumptions. These forward-looking statements are not guarantees of future performance. These statements involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results and performance to be materially different from any future results or performance expressed or implied by these forward-looking statements. These risks and uncertainties include, among other things: decreases in oil and natural gas industry expenditure levels, which may result from decreased oil and natural gas prices or other factors; increased usage of alternative fuels, which may negatively affect oil and natural gas industry expenditure levels; U.S. and international general economic conditions; our ability to compete successfully with other companies in our industry; the risk that manufacturers of the products we distribute will sell a substantial amount of goods directly to end users in the industries we serve; unexpected supply shortages; cost increases by our suppliers; our lack of long-term contracts with most of our suppliers; increases in customer, manufacturer and distributor inventory levels; suppliers’ price reductions of products that we sell, which could cause the value of our inventory to decline; decreases in steel prices, which could significantly lower our profit; increases in steel prices, which we may be unable to pass along to our customers, which could significantly lower our profit; our lack of long-term contracts with many of our customers and our lack of contracts with customers that require minimum purchase volumes; changes in our customer and product mix; risks related to our customers’ credit; the potential adverse effects associated with integrating acquisitions into our business and whether these acquisitions will yield their intended benefits; the success of our acquisition strategies; our significant indebtedness; the dependence on our subsidiaries for cash to meet our debt obligations; changes in our credit profile; a decline in demand for certain of the products we distribute if import restrictions on these products are lifted; environmental, health and safety laws and regulations; the sufficiency of our insurance policies to cover losses, including liabilities arising from litigation; product liability claims against us; pending or future asbestos-related claims against us; the potential loss of key personnel; interruption in the proper functioning of our information systems; loss of third-party transportation providers; potential inability to obtain necessary capital; risks related to adverse weather events or natural disasters; impairment of our goodwill or other intangible assets; changes in tax laws or adverse positions taken by taxing authorities in the countries in which we operate; and adverse changes in political or economic conditions in the countries in which we operate. For a discussion of key risk factors, please see the risk factors disclosed in the Company’s registration statement on Form S-4 related to our senior secured notes due 2016, which is available on the SEC’s website at www.sec.gov and on the Company’s website, www.mrcpvf.com.
Undue reliance should not be placed on the Company’s forward-looking statements. Although forward-looking statements reflect the Company’s good faith beliefs, reliance should not be placed on forward-looking statements because they involve known and unknown risks, uncertainties and other factors, which may cause our actual results, performance or achievements to differ materially from anticipated future results, performance or achievements expressed or implied by such forward-looking statements. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances or otherwise.

www.mrcpvf.com

Houston Corporate Headquarters	Charleston Corporate Office	Tulsa Corporate Office
2 Houston Center	835 Hillcrest Drive	8023 E. 63rd Place
909 Fannin, Suite 3100	Charleston, WV 25311	Tulsa, OK 74133
Houston, TX 77010	P: 800.624.8603	P: 800.666.3776
P: 877-294-7574

McJunkin Red Man Holding Corporation
Condensed Consolidated Balance Sheet (Unaudited)
(Dollars in thousands)

	September 30,	December 31,
	2011	2010
Assets
Current assets:
Cash	$41,447	$56,202
Accounts receivables, net	840,467	596,404
Inventories, net	862,170	765,367
Income taxes receivable	15,626	32,593
Other current assets	11,276	10,209

Total current assets	1,770,986	1,460,775

Other assets:
Debt issuance costs, net	27,189	32,211
Assets held for sale	1,447	12,722
Other assets	12,226	14,212

	40,862	59,145
Fixed Assets:
Property, plant and equipment, net	106,090	104,725

Intangible assets:
Goodwill	565,911	549,384
Other intangible assets, net	783,557	817,165

	1,349,468	1,366,549

	$3,267,406	$2,991,194

Liabilities and stockholders’ equity
Current liabilities:
Trade accounts payable	$524,554	$426,632
Accrued expenses and other liabilities	135,334	102,807
Deferred revenue	4,097	18,140
Deferred income taxes	71,140	70,636

Total current liabilities	735,125	618,215

Long-term obligations:
Long-term debt, net	1,505,591	1,360,241
Deferred income taxes	289,478	303,083
Other liabilities	18,213	19,897

	1,813,282	1,683,221

Stockholders’ equity	718,999	689,758

	$3,267,406	$2,991,194

McJunkin Red Man Holding Corporation
Condensed Consolidated Statement of Operations (Unaudited)
(Dollars in thousands, except per share amounts)

	Three Months Ended			Nine Months Ended
	September 30,	September 30,	June 30,	September 30,	September 30,
	2011	2010	2011	2011	2010
Sales	$1,366,202	$1,025,455	$1,168,039	$3,526,054	$2,810,642
Cost of sales	1,165,076	888,680	995,341	3,005,264	2,426,975

Gross margin	201,126	136,775	172,698	520,790	383,667

Selling, general and administrative expenses	134,685	115,846	124,052	376,094	335,300

Operating income	66,441	20,929	48,646	144,696	48,367

Other income (expense):
Interest expense	(34,348)	(35,018)	(34,524)	(102,372)	(104,707)
Write off of debt issuance costs	—	—	(9,450)	(9,450)	—
Change in fair value of derivative instruments	1,768	(1,049)	1,624	5,260	(6,670)
Other, net	(821)	601	857	241	2,765

	(33,401)	(35,466)	(41,493)	(106,321)	(108,612)

Income (Loss) before income taxes	33,040	(14,537)	7,153	38,375	(60,245)
Income tax (benefit)	11,167	(4,080)	2,475	12,952	(21,965)

Net income (loss)	$21,873	$(10,457)	$4,678	$25,423	$(38,280)

Effective Tax Rate	33.8%	28.1%	34.6%	33.8%	36.5%

Basic income (loss) per common share	$0.13	$(0.07)	$0.03	$0.15	$(0.23)
Diluted income (loss) per common share	$0.13	$(0.07)	$0.03	$0.15	$(0.23)
Weighted-average common shares, basic	168,836	168,766	168,836	168,833	168,762
Weighted-average common shares, diluted	169,314	168,766	169,210	169,239	168,762
Dividends per common share	$—	$—	$—	$—	$—

McJunkin Red Man Holding Corporation
Condensed Consolidated Statement of Cash Flows (Unaudited)
(Dollars in thousands)

	Nine Months Ended
	September 30,	September 30,
	2011	2010
Operating activities
Net income (loss)	$25,423	$(38,280)
Adjustments to reconcile net income (loss) to net cash used in operations:
Depreciation and amortization expense	12,819	12,253
Amortization of intangibles	37,799	40,970
Equity-based compensation expense	6,264	2,368
Deferred income tax (benefit) expense	(14,099)	4,385
Amortization of debt issuance costs	8,057	8,849
Write off of debt issuance costs	9,450	—
Increase in LIFO reserve	46,000	56,750
Change in fair value of derivative instruments	(5,260)	6,670
Hedge termination	—	(25,038)
Provision for uncollectible accounts	733	(1,760)
Write-down of inventory	—	362
Nonoperating losses and other items not using cash	3,663	1,533
Changes in operating assets and liabilities:
Accounts receivable	(223,475)	(93,168)
Inventories	(112,100)	14,273
Income taxes	16,911	(12,050)
Other current assets	83	1,852
Accounts payable	78,624	29,180
Deferred revenue	(13,975)	(8,029)
Accrued expenses and other current liabilities	28,135	26,893

Net cash used in operations	(94,948)	28,013

Investing activities
Purchases of property, plant and equipment	(10,068)	(11,608)
Proceeds from the disposition of assets	1,511	1,765
Acquisitions, net of cash acquired of $1,900 and $781 for 2011 and 2010, respectively	(39,865)	(11,939)
Proceeds from the sale of assets held for sale	10,594	4,048
Other investment and notes receivable transactions	(246)	(164)

Net cash used in investing activities	(38,074)	(17,898)

Financing activities
Net advances from (payments on) revolving credit facilities	125,708	(56,141)
Proceeds from issuance of senior secured notes	—	47,897
Debt issuance costs paid	(9,690)	(3,858)
Proceeds from exercise of stock options	3	—

Net cash provided by (used in) financing activities	116,021	(12,102)

Decrease in cash	(17,001)	(1,987)
Effect of foreign exchange rate on cash	2,246	274
Cash — beginning of period	56,202	56,244

Cash — end of period	$41,447	$54,531

McJunkin Red Man Holding Corporation
Supplemental Information (Unaudited)
Calculation of Adjusted Gross Margin
(Dollars in millions)

	Three Months Ended			Nine Months Ended
	September 30,	September 30,	June 30,	September 30,	September 30,
	2011	2010	2011	2011	2010
Gross margin, as reported	$201.1	$136.8	$172.7	$520.8	$383.7
Depreciation and amortization	4.7	4.1	4.2	12.8	12.2
Amortization of intangibles	12.7	13.6	12.7	37.8	41.0
Increase in LIFO reserve	18.3	19.8	17.6	46.0	56.8

Adjusted Gross Margin	$236.8	$174.3	$207.2	$617.4	$493.7

Note to above:
The Company defines Adjusted Gross Margin as reported gross margin plus depreciation and amortization, amortization of intangibles, and LIFO expense. The Company has included Adjusted Gross Margin as a supplemental disclosure because management believes Adjusted Gross Margin is a meaningful indicator of its operating performance without regard to items such as amortization of intangibles and LIFO impacts on cost of sales, that can vary substantially from company to company depending upon the nature and extent of acquisitions they have been involved in and inventory costing methodology.
The Company sometimes uses information derived from its consolidated financial information but not presented in its financial statements prepared in accordance with U.S. generally accepted accounting principles (GAAP). Certain of these data are considered “non-GAAP financial measures” under the U.S. Securities and Exchange Commission rules. These non-GAAP financial measures supplement our GAAP disclosures and should not be considered an alternative to GAAP measures. Above is a presentation of Adjusted Gross Margin including a reconciliation to gross margin, as reported, the most comparable GAAP measure. The following page includes a presentation of Adjusted EBITDA including a reconciliation to net income.

McJunkin Red Man Holding Corporation
Supplemental Information (Unaudited)
Calculation of Adjusted EBITDA
(Dollars in millions)

	Three Months Ended			Nine Months Ended
	September 30,	September 30,	June 30,	September 30,	September 30,
	2011	2010	2011	2011	2010
Net income (loss)	$21.9	$(10.5)	$4.7	$25.4	$(38.3)
Income tax expense (benefit)	11.1	(4.0)	2.5	12.9	(22.0)
Interest expense	34.3	35.0	34.5	102.4	104.7
Write off of debt issuance costs	—	—	9.5	9.5	—
Depreciation and amortization	4.7	4.1	4.2	12.8	12.2
Amortization of intangibles	12.7	13.6	12.7	37.8	41.0
Increase in LIFO reserve	18.3	19.8	17.6	46.0	56.8
Change in fair value of derivative instruments	(1.8)	1.0	(1.6)	(5.3)	6.7
Share based compensation expense	3.8	0.2	1.0	6.3	2.4
Legal and consulting expenses	1.5	1.8	3.4	6.1	2.7
Joint venture termination	1.7	—	—	1.7	—
Other non-recurring and non-cash expenses (1)	1.4	2.9	2.1	4.5	2.3

Adjusted EBITDA(2)	$109.6	$63.9	$90.6	$260.1	$168.5

(1)	Other non-recurring and non-cash expenses include transaction-related expenses, pre-acquisition EBITDA of MRC SPF, and other items added back to net income pursuant to our debt agreements.

(2)	For purposes of computing Adjusted EBITDA, the Company has added back the increase in its LIFO reserve for all periods presented. These amounts would not be added back for similar calculations computed for purposes of the indenture governing the Company’s senior secured notes.
Note to above:
Adjusted EBITDA consists of net income plus interest, income taxes, depreciation and amortization, amortization of intangibles and other non-recurring, non-cash charges (such as gains/losses on the early extinguishment of debt, changes in the fair value of derivative instruments and goodwill impairment), and plus or minus the impact of our LIFO costing methodology. The Company elected to adjust for the impact of the its LIFO inventory costing methodology beginning in the second quarter of 2011 based on the non-cash nature of the charge and the significance of the charge to our results. Adjusted EBITDA referenced herein for prior periods has been revised to reflect the results on a consistent basis. The Company has included Adjusted EBITDA as a supplemental disclosure because we believe Adjusted EBITDA is an important measure under the indenture governing our notes and ABL credit facility and provides investors a helpful measure for comparing its operating performance with the performance of other companies that have different financing and capital structures or tax rates.